UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 4, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) and (e)        As previously disclosed, Jason Raleigh resigned as NovaBay Pharmaceuticals, Inc.’s (the “Company”) Chief Financial Officer and Treasurer to pursue a new opportunity, effective as of March 31, 2020, and the Company appointed Lynn Christopher to serve the Company’s Interim Chief Financial Officer and Treasurer until a replacement could be found.

On May 4, 2020, the Company appointed Andrew (“Andy”) Jones to serve as the Company’s Chief Financial Officer and Treasurer, effective as of the same date. The Company and Mr. Jones executed a new employment agreement on May 4, 2020 (the “Employment Agreement”), effective immediately.

Prior to joining the Company, Mr. Jones, age 50, served as the Vice President of Finance of MyoScience, Inc., a commercial stage company that produced disposable pain management devices, from July 2017 until its acquisition by Pacira BioSciences, Inc. (Nasdaq: PCRX) in August 2019, during which time he was responsible for all financial, accounting, investor relations and risk management functions as well as leading debt and equity fundraising. Mr. Jones has served as Controller for various public and private life sciences companies including Armetheon, Inc. (May 2015 to July 2017), Asante Solutions, Inc. (Oct. 2014 to May 2015) and Genelabs Technologies, Inc. (then, Nasdaq: GNLB) (2005 to 2009) and began his career with PriceWaterhouseCoopers. Mr. Jones received a B.S. degree in Business Administration from the University of Washington in Seattle.

The Employment Agreement provides for at-will employment and a term commencing on May 4, 2020 and continuing until terminated in accordance with the terms of the Employment Agreement. The Employment Agreement includes an annual base salary of two hundred seventy-five thousand dollars ($275,000) (the “Base Salary”) as well as an equity grant of 160,000 restricted stock units and a stock option award of 300,000 shares, subject to approval by the Board of Directors. If approved, the restricted stock units will fully vest on the one year anniversary of Mr. Jones’ first day of employment and the options will vest over four (4) years (with 25% of the options vesting on the one year anniversary of Mr. Jones’ first day of employment and 6.25% vesting every three months thereafter).

In addition, Mr. Jones shall have the opportunity to earn an annual performance bonus (the “Annual Bonus”) in an amount up to thirty percent (30%) of his Base Salary. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Jones as set by Mr. Jones and the Company’s President and/or the Board, before the end of the first calendar quarter (or the first three months of his employment, as appropriate); (ii) the evaluation of Mr. Jones by the Company’s President and/or the Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 ½) months following the end of the year for which the bonus was earned. The Committee shall have the sole discretion to pay any or all of the Annual Bonus in the form of equity compensation, except to the extent that the Annual Bonus is paid in connection with a Severance Amount (as defined below) or a CoC Severance Amount (as defined below). Any such equity compensation shall be issued from the Company’s equity incentive plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. Jones for cause (as defined in the Employment Agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminates Mr. Jones without cause (including death, disability, or for constructive termination) (each as defined in the Employment Agreement), he shall, subject to his execution of a release of claims in favor of the Company (a “Release”), be entitled to an amount equal to Mr. Jones’ annualized Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Severance Amount”), which will be paid in twelve (12) equal consecutive monthly installments. The Severance Amount shall be in addition to Mr. Jones’ earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Jones without cause in connection with a change of control (as defined in the Employment Agreement), he shall, subject to his execution of a Release, be entitled to a Change of Control Severance (the “CoC Severance Amount”) in place of the Severance Amount described above. The CoC Severance Amount shall be: (i) an amount equal to twice Mr. Jones’ Base Salary in effect on the date of separation from service and (ii) an amount equal to the cash portion of Mr. Jones’ target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Jones may elect coverage for, and the Company shall reimburse Mr. Jones for, the amount of his premium payments for group health coverage, if any, elected by Mr. Jones pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided, however, that Mr. Jones shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, in the event of either a termination without cause or a termination in connection with a change of control, and subject to his execution of a Release, all outstanding equity awards held by Mr. Jones will be subject to full accelerated vesting on the date of termination, and the exercise period shall be extended to three (3) years from the date of termination. In order for Mr. Jones to resign for constructive termination, Mr. Jones shall give notice to the Company within thirty (30) days of the initial existence of such grounds for constructive termination and providing a period of thirty (30) days to cure the reason specified. Mr. Jones must then terminate his employment within thirty (30) days of the expiration of the cure period.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 8.01     Other Events

On May 5, 2020, the Company issued a press release announcing that the Company appointed Andrew Jones to serve as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement with Mr. Andrew Jones, dated May 4, 2020
99.1	Press Release, dated May 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
President, Chief Executive Officer and General Counsel

Dated: May 5, 2020